UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, the Board of Directors (the “Board”) of Innovative Food Holdings, Inc. (the “Company”, “we”, or “our”) appointed Mr. Brady Smallwood, the Company’s Chief Operating Officer, as a director of the Company, effective immediately. Mr. Smallwood was appointed as the director designee of Mr. Robert William Bennett, the Chief Executive Officer and a director of the Company, pursuant to the employment agreement, dated January 30, 2023, between the Company and Mr. Bennett (the “Employment Agreement”). Under the Employment Agreement, the Board or its nominating committee must nominate to the Board an individual designated by Mr. Bennett in good faith, subject to the Board’s fiduciary judgement and applicable legal or regulatory requirements and limitations. Under the terms of the Employment Agreement, as Mr. Bennett’s director designee, Mr. Smallwood may be removed or be asked to resign from his position on the Board in the event that Mr. Bennett’s employment with the Company is terminated. Mr. Smallwood was not appointed to any committees of the Board.

Other than Mr. Smallwood’s employment agreement with the Company, dated April 14, 2023, previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2023, Mr. Smallwood has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. As an employee director, Mr. Smallwood is eligible to participate in the Company’s 2011 Stock Option Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on May 17, 2023, the Board approved and adopted an amendment to the Company’s bylaws to decrease and fix the maximum size of the Board from ten members to eight members, effectively immediately (the “Amendment”). A copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about April 19, 2023 to our stockholders of record as of March 24, 2023 in connection with our 2023 Annual Meeting of Stockholders, which was held on May 17, 2023 (the “Annual Meeting”). The Annual Meeting was held virtually. At the Annual Meeting, the stockholders voted on three matters as follows: (i) election of directors, and all seven of the nominees were elected, (ii) the ratification of our auditors for 2023, which was approved, and (iii) an advisory vote concerning compensation of our named executive officers, which was approved.

The first matter was the election of the members of the Board. All of the nominees were elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld
Bill Bennett	37,094,361	255,225
Sam Klepfish	20,509,495	15,372,871
Hank Cohn	30,819,316	2,653,962
James C. Pappas	31,631,031	1,842,247
Mark Schmulen	36,330,967	1,018,619
Jefferson Gramm	36,893,526	456,060
Denver J. Smith	36,911,765	437,821

There were 4,921,202 broker held non-voted shares represented at the Annual Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of Assurance Dimensions as our independent certified public accountants for 2023, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
39,607,501	424,021	2,095,895

The third matter upon which the stockholders voted was an advisory vote to approve the compensation of our named executive officers, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
36,149,547	456,641	600,027

There were 4,921,202 broker held non-voted shares represented at the Annual Meeting with respect to this matter.

Item 8.01	Other Events.

On May 17, 2023, the Board elected James Pappas as Chairman of the Board, effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Amendment to the Company’s Bylaws, effective May 17, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: May 23, 2023
By: /s/ Richard Tang Richard Tang Chief Financial Officer